SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ELJER INDUSTRIES INC

          GABELLI INTERNATIONAL LTD
                                12/16/96           36,000-           23.6250
                                12/04/96            4,000-           12.7500
                                11/12/96            3,000-           13.7500
                                11/11/96            1,000-           13.6250
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                12/16/96           40,000-           23.5742
          GAMCO INVESTORS, INC.
                                12/16/96           90,000-           23.6250
                                12/16/96          100,000-           23.6250
                                11/11/96            1,000-           13.3750
                                11/08/96            2,000-           12.1250
                                10/22/96            5,000            10.0000
                                10/16/96           11,800-            9.7924


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.
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